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                                [VERDANTS LOGO]
                               VERDANT BRANDS(TM)
                     For a greener, healthier environment.



PRESS RELEASE_______________
FOR IMMEDIATE RELEASE

         Verdant Brands, Inc.
         9555 James Avenue S, Suite 200
         Bloomington, MN 55431-2543
         (952) 703-3300  Fax: (952) 887-1300


RELEASE DATE:     December 29, 2000
RELEASE SOURCE CONTACT:    Bruce Mallory, President and COO


              SENIOR SECURED LENDER GIVES NOTICE TO VERDANT BRANDS


Verdant Brands' senior secured lender has indicated that it is unwilling to permit the continued use of its collateral proceeds to fund operations in a way that allows the Company to proceed in a normal operating mode. Verdant intends to seek new financing to replace the present senior secured lender, but is uncertain as to its ability to secure such financing or its ability to do so on timely basis. Failure to obtain alternative financing may adversely affect Verdant's ability to continue to operate and may force Verdant to explore other alternatives to preserve its ability to operate.




           Verdant Brands, Inc. * 9555 James Avenue South, Suite 2000 *
                           Bloomington, MN 55431-2543
                      (612) 703-3300 * Fax: (612) 887-1300